UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 15, 2011

Interleukin Genetics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 15, 2011, Interleukin Genetics, Inc. (the “Company”) entered into a contract services agreement with Alticor Corporate Enterprises Inc. and Amway International Inc. (collectively, “Alticor”).  The Company’s majority stockholder, Pyxis Innovations, Inc., is an affiliate of Alticor.   Pursuant to this Agreement, the Company shall provide marketing, promotional and training services to Alticor in connection with its marketing of the Company’s weight management genetic test.  Upon execution of the agreement on April 15, 2011, the agreement received retroactive effect as of October 15, 2010 and the initial term expires on October 14, 2011.  The Company will receive approximately $143,000 for its services under the agreement for the initial term. The agreement may be renewed for successive one-year periods upon mutual written agreement by the parties.  Alticor has the right to designate which personnel of the Company perform services under the agreement.  Alticor may terminate the agreement at any time if the Company fails to perform the services in a timely, diligent, workmanlike or acceptable manner or with anyone other than the Company’s personnel specified by Alticor, or in the event that the Company becomes insolvent.  The Company may terminate the agreement if Alticor defaults under the agreement. The agreement also contains standard confidentiality, ownership and restrictions on the transfer of intellectual property covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: April 20, 2011	/s/ ELIOT M. LURIER
Eliot M. Lurier
Chief Financial Officer
(Signature)

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